Exhibit 99.1

AEROCENTURY CORP. ANNOUNCES A 5-FOR-1 FORWARD STOCK SPLIT

PALO ALTO, CALIFORNIA, December 17, 2021 /PRNewswire/ -- AeroCentury Corp. (“AeroCentury” or the “Company”) (NYSE American: ACY), today announced that it plans to file a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) to implement a 5-for-1 forward stock split of its issued and outstanding shares of common stock (the “Stock Split”). Each shareholder of record as of December 30, 2021, the record date, will receive four (4) additional shares of common stock for each share held as of the record date. No fractional shares of common stock will be issued in connection with the Stock Split. Instead, all shares will be rounded up to the next whole share. The payment date for the Stock Split will be January 7, 2022 and the Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on January 10, 2022.

The Company currently has a total of 4,416,811 shares of common stock issued and outstanding. Following the proposed Stock Split, the Company will have a total of 22,084,055 shares of common stock issued and outstanding. The number of authorized shares of all classes of stock of the Company will not be reduced as a result of the Stock Split and the Stock Split will not reduce the number of outstanding shares of the Company’s preferred stock. The par value of the common stock will also not be affected by the Stock Split. Each stockholder of the Company will hold the same percentage of common stock outstanding immediately following the Stock Split as such stockholder held immediately prior to the Stock Split.

The Company anticipates that the Stock Split will increase liquidity in the trading of the Company’s common stock and will make its shares more accessible to investors.

The Stock Split was approved by the Company’s Board of Directors on November 22, 2021, and approved by the written consent by the Company’s stockholders representing approximately 65.0% of the Company’s voting stock (the “Consenting Stockholders”) on November 30, 2021. To implement the Stock Split, the Board of Directors and Consenting Stockholders further approved an increase in the number of authorized shares of common stock of the Company from 13,000,000 to 40,000,000, which will also be effected by the filing of the Certificate of Amendment. No other stockholder approval is required or necessary.

The Company’s CUSIP number and trading symbol will remain the same after effecting the proposed Stock Split.

Stockholders of AeroCentury who hold certificated shares will not be required to exchange their existing stock certificates. Stockholders who hold their shares in book-entry form with our transfer agent will not be required to take any action.

About AeroCentury: AeroCentury is an independent global aircraft operating lessor and finance company specializing in leasing regional jet and turboprop aircraft and related engines. AeroCentury intends to focus on new lines of business other than the aircraft leasing business going forward.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate other future acquisitions; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic. The forward-looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Factors that May Affect Future Results and Liquidity” in documents filed by the Company with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include the Company’s inability to predict or control bankruptcy proceedings and the uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Investor Relations:

info@aerocentury.com